EXHIBIT NUMBER 4.50





           AMENDMENT TO OPTION AGREEMENT WITH JUAN DEMETRIO LIRIO JR.
                            AND JUAN DEMETRIO LIRIO
                  REPRESENTING LIR-FER CONSTRUCCIONES S.R.L.
                            DATED DECEMBER 27, 2002

AMENDMENT LIRIO II, DECEMBER 27, 2002


The only amendment introduced on December 27th was that the 2002 December 30th payment of US$40,000 was split in two payments:

     US$25,000 on December 30th 2002
     US$15,000 July 31st 2003.

The rest of the contract remains without modifications.

En la ciudad de San Juan a veintisiete dias del mes de diciembre de dos mil dos se reunen Inversiones Mineras Argentinas SA.(IMA) Representada en este acto por el Dr. Ricardo Lopez Aragon, por una parte, y el Sr. Juan Demetrio Lirio LE.6.703.839, en calidad de cesionario de los derechos que en el contrato tenia LIR-Fer SRL y el Sr. Juan Demetrio Lirio DNI.16.742.047, ambos por la otra, a efectos de:

PRIMERA: Las partes tienen suscrito contrato de opcion de compra de derechos mineros con fecha 19 de noviembre de 1998.

SEGUNDA: Con fecha diez de julio de dos mil dos enmendaron los plazo en que IMA realizaria los pagos acordados. Respecto al establecido para el dia 30 de diciembre 2002 de U$S 40.000, los firmantes convienen y establecen una reduccion del importe de este pago a la suma de U$S 25.000 y establecer una nueva cuota con vencimiento el dia 31 de julio de 2003 de U$S 15.000. Las partes ratifican en un todo los restantes `plazos de pago y los importes que a cada uno de ellos corresponden.

TERCERA: En todo lo no modificado en este acuerdo ,tiene plena vigencia el contrato original y las enmiendas introducidas a ella por las partes ,las cuales las ratifican.

En Lugar y fecha indicado se suscriben cuatro ejemplares de un mismo tenor y a un solo efecto.-


/s/ Ricardo Lopez Aragon                    /s/ Juan Demetrio Lirio

                                            /s/ Juan Demetrio Lirio Jr.